Exhibit 99.1

Deutsche Bank Aktiengesellschaft

Letter of Transmittal

With Respect to the Offer to Exchange

$4,500,000,000 aggregate principal amount of

4.25% Senior Notes due 2021

Pursuant to the Preliminary Prospectus, dated April 19, 2017 (the “Prospectus”)

The Exchange Offer (defined below) will expire at 11:59 p.m., New York City time, on May 16, 2017, unless extended or earlier terminated by us (such date and time, as the same may be extended or earlier terminated, the “Expiration Date”). Original Notes (defined below) validly tendered may be withdrawn at any time at or prior to 11:59 p.m., New York City time, on the Expiration Date.

The Exchange Agent for the Exchange Offer is:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 Attention: Corporate Actions	By Mail or Hand: 65 Broadway — Suite 404 New York, New York 10006 Attention: Corporate Actions

For Information or Confirmation by Telephone:

Banks and Brokers Call Collect: (212) 430-3774

All Others Please Call Toll-Free: (866) 470-4500

Delivery of this Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and together with the Prospectus, the “Offer Documents”) to an address other than as set forth above, or transmission of instructions via facsimile to a number other than as listed above, will not constitute a valid delivery. The method of delivery of this Letter of Transmittal, any Original Notes and all other required documents to the Exchange Agent, including delivery through The Depository Trust Company (“DTC”) and any acceptance or Agent’s Message (defined below) delivered through DTC’s Automated Tender Offer Program (“ATOP”), is at the election and risk of Holders (defined below).

Deutsche Bank Aktiengesellschaft (the “Issuer”) is offering to exchange up to $4,500,000,000 aggregate principal amount of its outstanding 4.25% Senior Notes due 2021 (CUSIP/ISIN: 251541AN8/US251541AN81) (the “Original Notes”) for a like principal amount of its 4.25% Eligible Liabilities Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange Notes”). We refer to this offer as the “Exchange Offer.”

The Issuer is conducting a concurrent partial tender offer (the “Tender Offer”) to purchase for cash Original Notes in an amount of up to $1,000,000,000 (the “Tender Cap”) and has prepared an offer to purchase relating to the Tender Offer (the “Offer to Purchase”). The Exchange Offer is being conducted independently of the Tender Offer and the consummation of the Exchange Offer is not contingent on the consummation of the Tender Offer.

April 19, 2017

The instructions contained herein should be read carefully before this Letter of Transmittal is completed and signed, as the Exchange Offer is made upon the terms and subject to the conditions set forth in the Offer Documents. By the execution of this Letter of Transmittal, the undersigned acknowledges receipt of the Offer Documents and the instructions hereto.

Any questions related to the procedure for tendering Original Notes and requests for assistance may be directed either to the Dealer Manager or the Information Agent as set forth on the back cover of this Letter of Transmittal. Requests for additional copies of the Offer Documents or any other documents may be directed to the Information Agent as set forth on the back cover of this Letter of Transmittal.

Capitalized terms used herein and not defined herein have the meanings given to them in the Prospectus. To the extent there are any conflicts between the terms and conditions set forth in this Letter of Transmittal and the terms and conditions of the Prospectus, the terms and conditions set forth in the Prospectus shall control.

Holders that validly tender their Original Notes at or prior to the Expiration Date will be eligible to receive the Exchange Notes. All references to the valid tender of Original Notes in this Letter of Transmittal shall mean that such Original Notes have not been validly withdrawn prior to the Expiration Date.

The Exchange Offer is not conditioned on the tender of any minimum principal amount of Original Notes or the completion of any other offer (including the Tender Offer). However, the Exchange Offer is subject to the satisfaction or, where applicable, the waiver of certain conditions as described under “The Exchange Offer — Conditions to the Exchange Offer” in the Prospectus.

Holders who are tendering Original Notes by book-entry transfer or book-entry deposit to the Exchange Agent’s account at DTC may execute their tender through DTC’s ATOP by transmitting their acceptance to DTC in accordance with DTC’s ATOP procedures. DTC will then verify the acceptance of the Exchange Offer, execute a book-entry delivery to the Exchange Agent’s account at DTC, and send an Agent’s Message to the Exchange Agent. Delivery of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer in lieu of execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message. Original Notes may be deposited with the Exchange Agent pursuant to the procedures for book-entry transfer, and a confirmation of such transfer must be received by the Exchange Agent, including an Agent’s Message. Holders will remain entitled to all interest accrued on the Original Notes during the period such Original Notes are deposited with the Exchange Agent.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message, stating (a) the aggregate principal amount of Original Notes that have been tendered by such participant pursuant to the Exchange Offer, (b) that such participant has received the Offer Documents and agrees to be bound by the terms and conditions of the Exchange Offer as described in the Offer Documents and (c) that the Issuer may enforce such agreement against such participant.

The Offer Documents do not constitute an offer to tender Original Notes in the Tender Offer. An offer to tender Original Notes for purchase may be made only by means of the Offer to Purchase and only to holders eligible to participate in the Tender Offer pursuant to the terms thereof. Any Original Notes you exchange in the Exchange Offer may not be tendered in the Tender Offer. Any Original Notes validly withdrawn prior to the Expiration Date may, once such Original Notes have credited to the account maintained at DTC designated by the participant therein that tendered such Original Notes, be tendered in the Tender Offer if eligible pursuant to the terms thereof and if time permits. However, we cannot assure any Holder that any Original Notes rejected or withdrawn from the Exchange Offer will be credited to any Holder’s account in time for such Holder to tender such Original Notes in the Tender Offer. See “The Exchange Offer — Relationship with the Tender Offer” and “Risk Factors” in the Prospectus.

DELIVERY OF THIS LETTER OF TRANSMITTAL, ANY NOTES AND OTHER REQUIRED DOCUMENTS TO DTC OR A DEALER MANAGER DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

For a description of certain procedures to be followed in order to tender the Original Notes (through ATOP or otherwise), see “The Exchange Offer — Procedures for Tendering” in the Prospectus as well as the instructions to this Letter of Transmittal.

In the event the Exchange Offer is withdrawn or otherwise not completed, the Original Notes will not be exchanged for Exchange Notes, and any Original Notes tendered will be returned to such Holders or the designees they properly specify in their Letters of Transmittal. Original Notes tendered through DTC will be credited to the Holder through DTC and such Holder’s DTC participant.

To complete this Letter of Transmittal properly, a registered holder (a “Holder”) must:

•	complete the box entitled “Description of Original Notes Tendered”;

•	sign this Letter of Transmittal by completing the page entitled “Please Complete and Sign Below”;

•	if appropriate, check and complete the boxes relating to the “Special Issuance Instructions” and “Special Delivery Instructions”; and

•	complete a Form W-9 if the Holder is a U.S. person or a Form W-8BEN, Form W-8ECI, Form W-8IMY, or Form W-8EXP, as applicable, if the Holder is not a U.S. person.

The Offer Documents do not constitute an offer or solicitation to exchange Original Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws. In any jurisdiction in which the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer will be deemed to be made on behalf of the Issuer by the Dealer Manager, if the Dealer Manager is a licensed broker or dealer under the laws of such jurisdiction, or by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Indicate in the box below the principal amount of Original Notes to be tendered to which this Letter of Transmittal relates. The aggregate principal amount of the Original Notes tendered by each Holder must be in an Authorized Denomination (defined below), and Holders who tender less than all their Original Notes must continue to hold Original Notes in an Authorized Denomination.

If the space provided below is inadequate, list the principal amount of Original Notes being tendered on a separately executed schedule and affix the schedule to this Letter of Transmittal.

DESCRIPTION OF ORIGINAL NOTES TENDERED

Name(s) and Address(es) of Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held (Please fill in, if blank)	Notes Description	CUSIP/ ISIN	Authorized Denominations(1)	Aggregate Principal Amount Represented*	Principal Amount Tendered
	4.25% Senior Notes due 2021	251541AN8/ US251541AN81	$150,000 and integral multiples of $1,000 in excess thereof

(1)	Notes may be tendered and accepted for exchange only in principal amounts equal to the minimum authorized denomination as set forth in the table above and integral multiples of $1,000 in excess thereof (each such principal amount, an “Authorized Denomination”). No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Original Notes must continue to hold Notes in at least an Authorized Denomination.

*	Unless otherwise indicated in the column labeled “Principal Amount Tendered” and subject to the terms and conditions of the Prospectus, a Holder will be deemed to have tendered the entire aggregate principal amount represented by the Original Notes indicated in the column labeled “Aggregate Principal Amount Represented.” The aggregate principal amount of the Original Notes tendered by each Holder must be in an Authorized Denomination. Holders who tender less than all their Original Notes must continue to hold their remaining Notes in an Authorized Denomination.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal, the principal amount of Original Notes indicated in the table above entitled “Description of Original Notes Tendered” under the column labeled “Principal Amount Tendered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Original Notes described in such box). The undersigned acknowledges and agrees that any tender of Original Notes made hereby may not be withdrawn except in accordance with the procedures set forth in the Prospectus.

Subject to, and effective upon, the acceptance and exchange of the principal amount of any Original Notes tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby (a) assigns and transfers to, or upon the order of, to the Issuer all right, title and interest in and to any and all Original Notes tendered hereby, in exchange for the delivery of Exchange Notes, (b) waives any and all other rights with respect to such Original Notes (including, without limitation, any existing or past defaults and their consequences in respect of such Original Notes under the agency agreement dated June 24, 2016, between Deutsche Bank AG, Deutsche Bank Trust Company Americas acting as registrar (the “Registrar”) and the other parties named therein (the “Agency Agreement”) under which such Original Notes were issued) and (c) releases and discharges the Issuer and the Registrar from any and all claims the undersigned may have now or may have in the future arising out of, or related to, such Original Notes, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to such Original Notes or to participate in any repurchase, redemption or defeasance of the Original Notes. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Issuer) with respect to such Original Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) transfer ownership of such Original Notes on the account books maintained by DTC together with all evidences of transfer and authenticity, to or upon the order of, the Issuer and (ii) receive all benefits or otherwise exercise all rights of beneficial ownership of such Original Notes, including receipt of the Exchange Notes from the Issuer in exchange for the Original Notes tendered pursuant to the Exchange Offer, and transfer the Exchange Notes to the undersigned, all in accordance with the terms and conditions of the Exchange Offer as described in the Offer Documents.

The undersigned acknowledges and agrees that the Exchange Offer will expire at the Expiration Date, unless extended or earlier terminated by the Issuer. In addition, the undersigned understands and acknowledges that, in order to receive the Exchange Notes for any Original Notes accepted for exchange by the Issuer, the undersigned must have validly tendered and not properly withdrawn Original Notes at or prior to the Expiration Date (as such deadline may be extended by the Issuer).

The undersigned acknowledges and agrees that Original Notes tendered pursuant to the Exchange Offer may be validly withdrawn at any time at or prior to the Expiration Date, by following the procedures set forth in the Prospectus.

In the event of a termination of the Exchange Offer without any Original Notes being exchanged, the Original Notes not exchanged will be returned to the tendering Holders or the designees indicated below in the box entitled “Special Delivery Instructions.” Original Notes tendered through DTC will be credited to the Holder through DTC and such Holder’s DTC participant, unless otherwise indicated below in the box entitled “Special Delivery Instructions.” The undersigned recognizes, however, that the Issuer has no obligations pursuant to the “Special Delivery Instructions” box provisions of this Letter of Transmittal to transfer any Original Note from the name of the registered Holder(s) thereof if the Issuer does not accept for exchange any of such Original Notes.

The undersigned acknowledges and agrees that a valid tender of Original Notes, pursuant to any of the procedures described in the Prospectus and in the instructions to this Letter of Transmittal and an acceptance of tendered Original Notes delivered by the Issuer, will constitute a binding agreement between the undersigned and the Issuer upon the terms and subject to the conditions of the Exchange Offer, which agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The undersigned acknowledges, by tendering Original Notes pursuant to any of the procedures described in the Prospectus and in the instructions to this Letter of Transmittal, under certain circumstances set forth in the Prospectus, the Issuer is not required to accept for exchange any of the Original Notes tendered. The undersigned acknowledges that the Issuer is not required to accept for exchange any Original Notes tendered after the Expiration Date and that the Expiration Date may be extended, or the Exchange Offer may be earlier terminated, by the Issuer and as otherwise described in the Prospectus.

The undersigned acknowledges and agrees that the Issuer will, upon the terms and subject to the conditions of the Exchange Offer, exchange Original Notes validly tendered and not properly withdrawn for Exchange Notes. In addition, the undersigned acknowledges and agrees that tendered Original Notes may be rejected.

To the extent that the undersigned is hereby tendering Original Notes pursuant to the Exchange Offer, the undersigned hereby represents and warrants that (a) the undersigned has received a copy of this document and the Prospectus and agrees to be bound by all the terms and conditions of the Exchange Offer; (b) the undersigned has full power and authority to tender, assign and transfer any Original Notes tendered hereby; (c) if and when any such tendered Original Notes are accepted for exchange by the Issuer pursuant to the Exchange Offer, that the Issuer will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right; and (d) it is not an affiliate of the Issuer, or a director or officer of either of the Issuer or its affiliates, and that when such Original Notes are accepted by the Issuer, the Issuer will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Issuer to be necessary or desirable to complete the exchange of the Original Notes tendered hereby.

To the extent that the undersigned is hereby tendering Original Notes pursuant to the Exchange Offer, in consideration for the exchange of Original Notes tendered hereby pursuant to the Exchange Offer, the undersigned hereby waives, releases, forever discharges and agrees not to sue the Issuer or the Registrar, its current or future directors, officers, employees, trustees, agents, subsidiaries, affiliates, stockholders, predecessors, successors, assigns or other representatives as to any and all claims, demands, causes of action and liabilities of any kind and under any theory whatsoever, whether known or unknown (excluding any liability arising under U.S. federal securities laws in connection with the Exchange Offer), by reason of any act, omission, transaction or occurrence, that the undersigned ever had, now has or hereafter may have against the Issuer or the Registrar, as a result of or in any manner related to the undersigned’s purchase, ownership or disposition of Original Notes pursuant to the Exchange Offer or any decline in the value thereof. Without limiting the generality or effect of the foregoing, upon the exchange of Original Notes pursuant to the Exchange Offer, the Issuer shall, in exchange for delivery of the Exchange Notes, obtain all rights relating to the undersigned’s ownership of Original Notes (including, without limitation, the right to all distributions payable on the Original Notes) and any and all claims relating thereto.

The undersigned acknowledges and agrees that an exchange shall be deemed to have been made by the Issuer, upon the transfer by the Issuer of the Exchange Notes to the Exchange Agent or, in accordance with the Exchange Agent’s instructions, to DTC. The undersigned further acknowledges and agrees that under no circumstances will the Issuer be liable for interest or damages in relation to any delay or failure of payment to be remitted to any Holder by reason of any delay on the part of the Exchange Agent in exchanging the Original Notes for the Exchange Notes. No authority conferred or agreed to be conferred by this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

For purposes of the Exchange Offer, the undersigned understands and agrees that the Issuer will be deemed to have accepted Original Notes that have been validly tendered and not properly withdrawn for exchange if, as and when the Issuer gives oral (promptly confirmed in writing) or written notice of acceptance to the Exchange Agent. The undersigned understands that the delivery and surrender of the Original Notes is not effective, and the risk of loss of the Original Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of (1) this Letter of Transmittal (or a manually signed facsimile of this Letter of Transmittal), properly completed and duly executed or a properly transmitted Agent’s Message through ATOP, (2) timely confirmation of a book-entry transfer of such Original Notes into the Exchange Agent’s account at DTC pursuant to the procedures set forth in the Prospectus, and (3) any other documents required by the Letter of Transmittal at or prior to the Expiration Date, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Issuer. All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered Original Notes will be determined by the Issuer in its sole discretion, and the Issuer’s determination will be final and binding absent a finding to the contrary by a court of competent jurisdiction.

Notwithstanding any other provision of the Offer Documents, the undersigned understands that the Issuer’s obligation to accept and exchange Original Notes validly tendered and not properly withdrawn is subject to, and conditioned upon, the satisfaction of or, where applicable, the Issuer’s waiver of the conditions set forth in the Prospectus.

Unless otherwise indicated herein under “Special Issuance Instructions” or “Special Delivery Instructions,” the undersigned hereby requests that any Original Notes representing aggregate principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned by credit to the account of DTC and that any Exchange Notes to be exchanged for the Original Notes tendered hereby be issued to the order of, and delivered to, the undersigned.

In the event that the “Special Issuance Instructions” box below is completed, the undersigned hereby requests that any Original Notes representing aggregate principal amounts not tendered or not accepted for exchange or that the Exchange Notes exchanged for the Original Notes tendered hereby be issued in the name(s) of the person(s) indicated. In the event that the “Special Delivery Instructions” box below is completed, the undersigned hereby requests that the Exchange Notes exchanged for the Original Notes tendered hereby be delivered to the person(s) at the address(es) therein indicated. The undersigned recognizes that the Issuer has no obligation pursuant to the “Special Issuance Instructions” or the “Special Delivery Instructions” box if the Issuer does not accept for exchange any of the aggregate principal amount of such Original Notes so tendered. The undersigned also recognizes that the Issuer has no obligation pursuant to the “Special Issuance Instructions” or “Special Delivery Instructions” box unless the Holder produces satisfactory evidence that any applicable transfer taxes have been paid.

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 1, 4, 5 and 6)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4, 5 and 6)

To be completed ONLY in relation to tenders of Original Notes pursuant to the Exchange Offer if Original Notes in an aggregate principal amount not tendered or not accepted for exchange are to be issued in the name of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address or are to be returned by credit to an account maintained at DTC different from that shown in the box entitled “Description of Original Notes Tendered” within this Letter of Transmittal.	To be completed ONLY in relation to tenders of Original Notes pursuant to the Exchange Offer if Original Notes in an aggregate principal amount not tendered or not accepted for exchange are to be delivered in the name of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Original Notes Tendered” within this Letter of Transmittal.

Issue Exchange Notes and/or Original Notes to:	Deliver Exchange Notes and/or Original Notes to:

Name:	Name:
(Please Print)	(Please Print)
Address:	Address:

(Please Print)	(Please Print)
(Zip Code)	(Zip Code)
(Taxpayer Identification or Social Security Number)	(Taxpayer Identification or Social Security Number)

☐ Credit unexchanged Original Notes delivered by book-entry transfer to the DTC account set forth below.

(DTC Account Number)	(DTC Account Number)

PLEASE COMPLETE AND SIGN BELOW

(This page is to be completed and signed by all tendering

Holders except Holders executing the tender through DTC’s ATOP)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the aggregate principal amount of the Original Notes listed in the box above labeled “Description of Original Notes Tendered” under the column heading “Principal Amount Tendered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Original Notes described in such box).

Signature(s)

(Must be signed by the registered Holder exactly as the name or names of the registered Holder(s) appear on such Original Notes, or, if the Original Notes are tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of such Original Notes. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 1.)

Dated:

Name(s) (please print):

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number:

PLEASE COMPLETE IRS FORM W-9

(OR IRS FORM W-8, AS APPLICABLE)

SIGNATURE GUARANTEE (See Instructions 1 and 6 below)

Certain Signatures Must be Guaranteed by a Medallion Signature Guarantor

(Name of Medallion Signature Guarantor Guaranteeing Signatures)

(Address (including Zip Code) and Telephone Number (including Area Code) of Firm)

(Authorized Signature)

(Print Name and Title)

Date:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by a participant in DTC whose name is shown on a security position listing as the owner of the Original Notes that are the subject of this Letter of Transmittal, the signature must correspond with the name shown on the security position listing as the owner of such Original Notes.

If any of the Original Notes that are the subject of this Letter of Transmittal are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal.

If this Letter of Transmittal or any Original Notes or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Issuer of such person’s authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered Holders of Original Notes that are the subject of this Letter of Transmittal (or by a participant in DTC whose name appears on a security position listing as the owner of the Original Notes), no separate instruments of transfer are required unless the Original Notes not tendered or exchanged are to be issued, to a person other than the registered Holders, in which case signatures on the instruments of transfer must be guaranteed by a participant in the Securities Transfer Agents Medallion Program (a “Medallion Signature Guarantor”).

Unless this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes that are the subject of this Letter of Transmittal (or by a participant in DTC whose name appears on a security position listing as the owner of such Original Notes), Original Notes tendered must be accompanied by appropriate instruments of transfer, and each such instrument of transfer must be signed exactly as the name or names of the registered Holder(s) appear on such Original Notes (or as the name of such participant appears on a security position listing as the owner of such Original Notes); signatures on each such instrument of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of a firm that is a member of a registered national Original Notes exchange or Financial Industry Regulatory Authority, Inc. or is a commercial bank or trust company having an office in the United States (each, an “Eligible Institution”).

2. Signature Guarantees. Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor, unless Original Notes tendered by this Letter of Transmittal are tendered (i) by a registered Holder of Original Notes (or by a participant in DTC whose name appears on a security position listing as the owner of the Original Notes) who has not completed, in the case of a tender of Original Notes, any of the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter of Transmittal, or (ii) for the account of an Eligible Institution. If the Original Notes are registered in the name of a person other than the signatory on this Letter of Transmittal or, in connection with a tender of Original Notes, if Original Notes not accepted for exchange or not tendered are to be returned to a person other than the registered Holder, then the signature on this Letter of Transmittal accompanying the tendered Original Notes must be guaranteed by a Medallion Signature Guarantor as described above. Beneficial owners whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that broker, dealer, commercial bank, trust company or other nominee if they desire to tender Original Notes. See “The Exchange Offer — Procedures for Tendering — Signature Guarantees” in the Prospectus. See Instruction 1.

3. Partial Tenders. The aggregate principal amount of the Original Notes tendered by each Holder must be in an Authorized Denomination, and Holders who tender less than all their Original Notes, must continue to hold Original Notes in an Authorized Denomination. If less than the entire aggregate principal amount of Original Notes held by a Holder is tendered, the Holder must fill in the aggregate principal amounts of such Original Notes tendered in the sixth column of the box entitled “Description of Original Notes Tendered.” The entire aggregate principal amount represented by the Original Notes delivered to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated. If the entire aggregate principal amount of all Original Notes is not tendered or not accepted for exchange, the aggregate principal amount of such Original Notes not tendered or not accepted for exchange will be returned by credit to the Holder’s account at DTC designated in this Letter of Transmittal unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 4) after the Original Notes are accepted for exchange. To avoid exchanges of Original

Notes in principal amounts other than Authorized Denominations and to ensure the Issuer returns Original Notes in Authorized Denominations, if necessary, the Issuer will make appropriate adjustments downward to the nearest $1,000 principal amount, or if applicable, the Authorized Denomination, with respect to each Holder validly tendering Original Notes. The Issuer will accept this rounded principal amount, unless it is less than the Authorized Denomination, in which case such tender will be rejected in its entirety. Holders who tender less than all their Original Notes, must continue to hold Original Notes in an Authorized Denomination.

4. Special Issuance and Special Delivery Instructions. Tendering Holders should indicate in the applicable box or boxes the name and address to which Original Notes for aggregate principal amounts not tendered or not accepted for exchange or Exchange Notes if different from the name and address of the Holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. Holders tendering Original Notes by book-entry transfer may request that Original Notes not exchanged be credited to such account at DTC as such Holder may designate hereon. If no instructions are given, Original Notes not tendered or not accepted for exchange will be returned to the Holder of the Original Notes tendered by credit to such Holder’s account at DTC. The Issuer will have no obligation under the “Special Issuance Instructions” or “Special Delivery Instructions” unless the Holder produces satisfactory evidence that any applicable transfer taxes have been paid.

5. Transfer Taxes. Except as set forth in Instruction 4 and this Instruction 5, the Issuer will pay or cause to be paid any transfer taxes in connection with the tender of Original Notes in the Exchange Offer unless you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

6. Withdrawal of Tenders. Original Notes validly tendered prior to the Withdrawal Deadline may be validly withdrawn at any time at or prior to the Withdrawal Deadline, but not thereafter, except in certain limited circumstances where additional withdrawal rights are granted by the Issuer or are required by law. The Issuer expressly reserves its right, but is not obligated, to increase the Tender Cap in its sole discretion, without extending the Withdrawal Deadline or otherwise reinstating withdrawal rights. Tenders of Original Notes may be validly withdrawn if the Exchange Offer is terminated without any Original Notes being exchanged thereunder. In the event of such a termination, such Original Notes will be credited to the account maintained at DTC from which such Original Notes were delivered or the designees specified under the “Special Issuance Instructions” box. If the Issuer makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a condition of the Exchange Offer that results in a material change to the circumstances of such Offer, in its reasonable judgment, it will disseminate additional tender offer materials and extend such Offer to the extent required by applicable law. In addition, the Issuer may, if the Issuer deems it appropriate, extend the Exchange Offer for its Original Notes for any other reason. Any extension, amendment or termination will be followed as promptly as practicable by a public announcement thereof, with the announcement in the case of an extension of the Exchange Offer to be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Early Tender Time or Expiration Date, as applicable. Without limiting the manner in which any public announcement may be made, the Issuer shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to a nationally recognized news service or using such other means of announcement as the Issuer deems appropriate.

For a withdrawal of a tender of Original Notes to be effective, the Exchange Agent must receive a written or facsimile transmission notice of withdrawal or a properly transmitted “Request Message” through ATOP, in each case at or prior to the Withdrawal Deadline. Any such notice of withdrawal must:

•

specify (a) the name of the Holder who tendered the Original Notes to be withdrawn and, if different, the name of the registered Holder of such Original Notes or (b) in the case of Original Notes tendered by book-entry transfer, the name of the participant for whose account such Original Notes were tendered and such participant’s account number at DTC to be credited with the withdrawn Original Notes;

•	contain a description of the Original Notes to be withdrawn and the aggregate principal amount represented by such Original Notes;

•

specify the account number to be credited with such Original Notes; and (a) be signed by the Holder of the Original Notes in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantees or (b) in the case of Original Notes tendered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant’s name is listed on the applicable Agent’s Message.

Withdrawal of tenders of Original Notes may only be accomplished in accordance with the foregoing procedures. Withdrawal of tenders of Original Notes may not be rescinded and any Original Notes properly withdrawn will thereafter be deemed not validly tendered; provided, however, that properly withdrawn Original Notes may be re-tendered by following one of the appropriate procedures described in this Prospectus at any time at or prior to the Expiration Date. Tendered Original Notes may only be withdrawn in Authorized Denominations and, if not all Original Notes originally tendered are withdrawn, Original Notes that remain tendered must be in Authorized Denominations and Holders must continue to hold Original Notes in an Authorized Denomination.

7. Withholding Tax; Internal Revenue Service Forms. Payments made to Holders may be subject to information reporting and backup withholding of U.S. federal income tax, currently at a rate of 28%. Certain U.S. Holders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements. To avoid backup withholding, U.S. Holders should complete and return an IRS Form W-9, certifying that such U.S. Holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. Holder is not subject to backup withholding. Failure to provide the correct information on the Form W-9 may subject such U.S. Holders to a $50 penalty imposed by the IRS. To avoid information reporting and backup withholding, Non-U.S. Holders may be required to complete and submit an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS W-8 Form, signed under penalties of perjury, attesting to the Non-U.S. Holder’s foreign status. Payments attributable to accrued but unpaid interest made to a Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax unless the Non-U.S. Holder provided proper certification of its non-U.S. status in an applicable IRS Form W-8, and certain other requirements are met. IRS forms may be obtained from the Exchange Agent or at the IRS website, www.irs.gov.

8. Irregularities. All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered Original Notes will be determined by the Issuer in its sole discretion, and the Issuer’s determination will be final and binding absent a finding to the contrary by a court of competent jurisdiction. The Issuer reserves the absolute right to reject any and all tenders of Original Notes that it determines are not in proper form or for which the acceptance or exchange of may, in the opinion of their counsel, be unlawful. The Issuer also reserves the absolute right in its sole discretion to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of Original Notes of any particular Holder, whether or not similar conditions, defects or irregularities are waived in the case of other Holders. A waiver of any defect or irregularity with respect to the tender of one Note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Note unless the Issuer expressly provides otherwise. Any defect or irregularity in connection with tenders of Original Notes must be cured within such time as the Issuer may determine, unless waived by the Issuer in its sole discretion. Tenders of Original Notes shall not be deemed to have been made until all defects and irregularities have been waived by the Issuer or cured. None of the Dealer Manager, the Information Agent, the Exchange Agent nor any of their affiliates, affiliates of the Issuer, nor any other person will be under any duty to give notice of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notice.

9. Requests for Assistance or Additional Copies. Any questions or requests for assistance relating to the Exchange Offer may be directed to the Dealer Manager or the Information Agent as set forth on the back cover of the Prospectus. Requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Information Agent. A Holder may also contact its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

10. Waiver of Conditions; Amendment of Terms. The Issuer expressly reserves the right, in its sole discretion at any time prior to the Expiration Date, to waive (or to seek to waive) any of the conditions of the Exchange Offer, in whole or in part, at any time and from time to time.

11. Mutilated, Lost, Stolen or Destroyed Certificates. If a Holder desires to tender Original Notes, but the certificates evidencing such Original Notes have been mutilated, lost, stolen or destroyed, such Holder should contact the Exchange Agent to receive information about the procedures for obtaining replacement certificates for Original Notes.

12. Expiration Date; Delivery of this Letter of Transmittal and Certificates for Original Notes or Book-Entry Confirmations. The Expiration Date for the Exchange Offer will be 11:59 p.m., New York City time, on May 16, 2017, as such date and time may be extended or earlier terminated by the Issuer in its sole discretion.

The method of delivery of this Letter of Transmittal, Original Notes and all other required documents to the Exchange Agent, including delivery through DTC and any acceptance or Agent’s Message delivered through ATOP, is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, and that the mailing be sufficiently in advance of the Expiration Date, to permit delivery to the Exchange Agent prior to such date. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Exchange Agent. This Letter of Transmittal should be sent only to the Exchange Agent, not to the Issuer, DTC, or the Dealer Manager.

All tendering Holders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Original Notes for exchange.

There are no guaranteed delivery procedures provided for by the Issuer in conjunction with the Exchange Offer. Holders must timely tender their Original Notes in accordance with the procedures set forth in the Prospectus.

In order to tender Original Notes in the Exchange Offer, a Holder should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the Exchange Agent at the address set forth below, or tender Original Notes pursuant to DTC’s ATOP.

Any questions regarding procedures for tendering Original Notes or requests for additional copies of the Exchange Prospectus or the Letter of Transmittal should be directed to the Information Agent as set forth below:

The Exchange Agent and Information Agent for the Exchange Offer is:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only):	By Mail or Hand:

(212) 430-3775 Attention: Corporate Actions	65 Broadway — Suite 404 New York, New York 10006 Attention: Corporate Actions

For Information or

Confirmation by Telephone:

Banks and Brokers Call Collect: (212) 430-3774

All Others Please Call Toll-Free: (866) 470-4500

Any questions regarding the terms of the Exchange Offer should be directed to the Dealer Manager as set forth below:

The Dealer Manager for the Exchange Offer is:

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Attention: Liability Management Group

U.S. Toll-Free: (866) 627-0391

Collect: (212) 250-2955